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                                                                    EXHIBIT 23.8


                [LETTERHEAD OF BEHRE DOLBEAR & COMPANY, INC.]

                  CONSENT OF BEHRE DOLBEAR & COMPANY, INC.

Behre Dolbear & Company, Inc. does hereby consent to the reference to this firm in the proxy statement/joint prospectus constituting a part of the Registration Statement on Form S-4 of Gold Reserve Corporation and Gold Reserve, Inc. filed with the Securities and Exchange Commission on or about November 27, 1998. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                               /s/ BEHRE DOLBEAR & COMPANY, INC.

November 25, 1998